Exhibit 99.1

Atrium Therapeutics Doses First Patient in Corventis™, the First Interventional Clinical Trial for People Living with PRKAG2 Syndrome

— Global Phase 1/2 trial will evaluate ATR 1072 in approximately 37 participants —

— Initial proof of concept data expected in second half of 2027 —

SAN DIEGO, Oct. 27, 2026 – Atrium Therapeutics, Inc. (Nasdaq: RNA) (the “Company”), a biopharmaceutical company advancing precision cardiology by developing RNA therapeutics targeted to the heart, today announced that the first patient has been dosed in the Phase 1/2 Corventis clinical trial evaluating ATR 1072, its lead investigational therapy for the potential treatment of PRKAG2 (Protein Kinase AMP-activated non-catalytic subunit Gamma 2) syndrome. The Company expects to report initial proof-of-concept data from Corventis in the second half of 2027.

“Dosing the first patient in the Corventis clinical trial is a milestone for Atrium and, more importantly, for the PRKAG2 community. This is the first clinical trial for people living with PRKAG2 syndrome evaluating a potential treatment for the underlying cause of the disease. It is also an important step for the broader genetic cardiomyopathy field as it moves toward treating these diseases at their root cause,” said Kathleen Gallagher, President and Chief Executive Officer of Atrium Therapeutics. “This achievement reflects the dedication of our team and was made possible by our strong partnerships with our clinical trial sites and the support of the PRKAG2 syndrome patient community.”

“Today, the best we can offer people with PRKAG2 syndrome is a pacemaker, a defibrillator, and our best efforts to prevent life-threatening arrhythmias — we manage the consequences of the disease, not the disease itself. Dosing the first patient with an investigational therapy designed to go after the genetic root cause is a real step forward for families affected by this rare genetic cardiomyopathy,” said Michael Nassif, M.D., a heart failure cardiologist at Saint Luke’s Mid America Heart Institute.

PRKAG2 syndrome is a severe, life-threatening, rare autosomal dominant progressive cardiomyopathy with no approved therapies. It is caused by genetic mutations in PRKAG2 that lead to overactivity of AMP-activated protein kinase (AMPK), resulting in glycogen accumulation in heart muscle, which may lead to heart failure and sudden cardiac death. ATR 1072, based on the Company’s targeted RNA delivery platform, is an antibody oligonucleotide conjugate (AOC) designed to silence mutant PRKAG2 messenger RNA (mRNA) to normalize AMPK overactivation and improve heart function.

About ATR 1072

ATR 1072, the Company’s lead product candidate, is a potentially disease-modifying treatment for PRKAG2 syndrome. Using Atrium’s precision RNA delivery technology, ATR 1072 uses small interfering RNA (siRNA) to silence mutant PRKAG2 messenger RNA (mRNA), normalize AMP-activated protein kinase (AMPK) activity and reduce pathogenic glycogen accumulation, potentially leading to improved heart function.

About PRKAG2 Syndrome

PRKAG2 syndrome is a rare, autosomal dominant, early-onset cardiomyopathy caused by mutations in the PRKAG2 gene, which encodes the Gamma 2 regulatory subunit of AMPK. Mutations enhance AMPK activity leading to abnormal glycogen accumulation in the heart, thickened heart muscles, electrical conduction problems, and arrhythmias. Based on current scientific literature estimates, there are at least 1,000 – 2,000 people with PRKAG2 syndrome in the US. Current management is limited to symptomatic treatment; no approved therapies exist to address the underlying genetic driver of disease.

About the Corventis™ Trial

Corventis™ is a Phase 1/2 open-label, multicenter clinical trial designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of ATR 1072 in participants living with PRKAG2 syndrome. The study will enroll approximately 37 participants across two parts: Part A, multiple ascending dose cohorts to characterize safety and support dose selection, and Part B, a single-arm expansion cohort at the recommended Phase 2 dose to further evaluate efficacy trends in cardiac structure and function. The study’s primary endpoint is incidence of treatment-emergent adverse events, with secondary and exploratory endpoints such as PRKAG2 mRNA reduction, siRNA tissue concentrations and plasma pharmacokinetics.

Additional information about the trial is available at www.corventistrial.com.

About Atrium Therapeutics

Atrium Therapeutics, Inc. (Nasdaq: RNA) is pioneering targeted delivery of ribonucleic acid (RNA) therapeutics to the heart to transform the standard of care for people living with cardiomyopathies. The Company’s proprietary technology—designed at Avidity Biosciences, Inc.—combines the tissue selectivity of monoclonal antibodies (mAbs) and other targeted delivery ligands with the precision of oligonucleotides and is designed to selectively target the underlying drivers of genetically driven cardiac diseases through targeted, non-viral delivery of small interfering RNA (siRNA). This approach builds upon learnings from demonstrated delivery to skeletal muscle and applies it for efficient delivery to the heart, with the potential to overcome challenges associated with non-specific tissue delivery. The Company’s pipeline includes ATR 1072 for PRKAG2 syndrome, ATR 1086 for PLN (phospholamban) cardiomyopathy and two undisclosed research targets in rare cardiomyopathies.

For more information about our RNA delivery platform, development pipeline and people, please visit https://atriumtherapeutics.com/ and engage with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “look forward,” “believe,” “committed,” “investigational,” “pipeline,” “ designed to, “ “ target, “ or similar terms, or by express or implied discussions regarding Atrium Therapeutics’ (“Atrium’s” or “our”) product candidates, clinical trials and future results of operations and financial condition. Specifically, this press release contains forward-looking information relating to the design, conduct, enrollment and anticipated progress of the Corventis Phase 1/2 clinical trial, including the expected number of participants; the anticipated timing of initial proof-of-concept data from Corventis; the therapeutic potential of ATR 1072, including its potential to address the underlying genetic cause of PRKAG2 syndrome, to be disease-modifying and to improve heart function; the potential of our targeted RNA delivery platform, including its potential to deliver siRNA to the heart and to overcome challenges associated with non-specific tissue delivery; our estimates of the prevalence of PRKAG2 syndrome; the potential implications of Corventis for the treatment of genetic cardiomyopathies; and the advancement of our pipeline, including ATR 1086 and our research programs. Such forward-looking statements are based on management’s current beliefs and expectations regarding future events, and are subject to significant known and unknown risks and uncertainties. Particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include but are not limited to: the initiation, timing, progress, and results of our research and development programs, preclinical studies and clinical trials, including Corventis, and the timing and outcome of our regulatory submissions and interactions with regulatory authorities; the potential for clinical trial results to differ from our preclinical studies; the risk that initial, interim or preliminary data from our clinical trials, including Corventis, may change as more participant data become available and may not be predictive of final results; the occurrence of adverse events or other unexpected safety findings, which could result in clinical holds or the delay or discontinuation of development; our ability to identify and timely enroll a sufficient number of participants in our clinical trials, including Corventis, particularly in light of the rarity of the diseases we are targeting; the beneficial characteristics, including potential safety, efficacy and therapeutic effects of our product candidates and the potential advantages of our product candidates compared to alternative therapies; the success and capabilities of the RNA delivery platform; the prevalence of certain diseases and conditions we intend to treat and our estimates of the potential market opportunity for our product candidates; the timing of and costs involved in obtaining and maintaining regulatory approval of our current and any future product candidates; our ability to develop our current and future product candidates; the implementation of our strategic plans for our business, product candidates, research programs and technologies; developments related to our competitors and our industry; our competitive position and the success of competing therapies that are or may become available; our ability to maintain our current license agreements and collaborations and identify and enter into future license agreements and collaborations; the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators in the future; our reliance on third parties for manufacturing and to conduct preclinical studies and clinical trials of our product candidates; our ability to efficiently and cost-effectively conduct our current and future trials; the costs of operating as a public Company; the accuracy of our estimates regarding future expenses, future revenue, capital requirements and the need for additional financing; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and other factors specified under the heading “Risk Factors” in Atrium’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC and in other filings and furnishings made by Atrium with the SEC from time to time, which are all available on the SEC’s website at www.sec.gov. Atrium is providing the information in this communication as of this date and does not undertake any obligation to update any forward-looking statements contained in this communication as a result of new information, future events or otherwise, except as required by law.

For further information: Investor Relations and Media Contact: Stephanie Kenney, Chief Corporate Affairs Officer, investors@atrium-tx.com